Exhibit 10.1

THIRD AMENDMENT AND WAIVER

This THIRD AMENDMENT AND WAIVER (this “Amendment”) dated as of November 13, 2015 is by and among HANGER, INC., a Delaware corporation (“Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Agent (in such capacity, the “Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement dated as of June 17, 2013, as amended by the First Amendment and Waiver dated as of June 19, 2015 and the Second Amendment and Waiver dated as of September 11, 2015 (as further amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, the Guarantors and the Agent are parties to the Guarantee and Collateral Agreement dated as of June 17, 2013, as amended by the First Amendment and Waiver and the Second Amendment and Waiver (as further amended, modified and supplemented from time to time, the “Security Agreement”);

WHEREAS, as previously reported by the Borrower in Current Reports on Form 8-K filed with the SEC on February 17, 2015, March 23, 2015, June 9, 2015 and August 17, 2015 the Borrower will be restating certain previously filed financial statements and other financial data as a result of various accounting issues and related matters, the Borrower also has not yet filed financial statements for the third quarter of 2014, the fourth quarter and full year ended December 31, 2014, or the first and second quarters of 2015, and the Borrower anticipates that it will not be able to timely file its Quarterly Report on Form 10-Q for the third quarter ended September 30, 2015;

WHEREAS, as disclosed by the Borrower in a Current Report on Form 8-K filed with the SEC on September 21, 2015, the Borrower believes that the earliest it will likely commence making its filings with the SEC is the first quarter of 2016; and

WHEREAS, the Borrower has requested a waiver of certain Events of Default that have occurred, may have occurred or are anticipated to occur under the Credit Agreement, and the Lenders have agreed to the requested waiver on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  Capitalized terms defined in the Credit Agreement and used herein without other definition shall have the meanings ascribed to such terms in the Credit Agreement.

2.                                      Estoppel, Acknowledgement and Reaffirmation.  Each of the Loan Parties acknowledges and confirms that as of the date hereof (a) the aggregate outstanding principal amount of the Term A Loans is $203,906,250 and (b) the Total Revolving Usage is $146,300,000, each of which amounts constitutes a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind (it being understood that the undrawn portion of the Stated Amount of outstanding Letters of Credit included in the Total Revolving Usage, if any, constitutes a contingent obligation for so long as the Loan Parties are not required to cash collateralize such obligation in accordance with the Credit Agreement).  Each of the Loan Parties hereby acknowledges its obligations under the respective Loan Documents to which it is a party, reaffirms that each of the Liens created and granted in or pursuant to the Collateral Documents is valid and subsisting and agrees that this Amendment shall in no manner impair or otherwise adversely affect such obligations or Liens, except as explicitly set forth herein.

3.                                      Statement of Defaults and Potential Defaults.  The following Events of Default exist, may exist or are anticipated to occur:

3.1                               Leverage Ratio.  The Borrower may have failed to maintain a Consolidated Leverage Ratio for the fiscal quarter ended September 30, 2015 that is in compliance with Section 8.09 of the Credit Agreement, which failure would constitute an Event of Default under Section 9.01(c) of the Credit Agreement (the “Potential Leverage Ratio Event of Default”).

3.2                               Materially Incorrect Representation.  On October 1, 2015, the Borrower submitted to the Agent a Notice of Borrowing that may have contained a materially incorrect representation as to the Borrower’s compliance with Section 8.09 of the Credit Agreement for the fiscal quarter ended September 30, 2015, which misrepresentation would constitute an Event of Default under Section 9.01(b) of the Credit Agreement (the “Potential October 1, 2015 Notice of Borrowing Event of Default”).

3.3                               Prior Financial Information.  The Borrower has notified the Agent that it has failed to deliver the Financial Information (as defined in the First Amendment and Waiver) to the Agent for distribution to the Lenders on or before October 30, 2015 as required by Section 4.2(b) of the Second Amendment and Waiver, which failure constitutes an Event of Default under the Credit Agreement pursuant to Section 4.2(b) of the Second Amendment and Waiver (the “Financial Information Event of Default”).

3.4                               September 30, 2015 Financial Information. The Borrower has notified the Agent that it anticipates failing to timely deliver the following (the “September 30, 2015 Financial Information”):  (i) the financial information and other materials required to be delivered pursuant to Section 7.01(b) of the Credit Agreement for the fiscal quarter ending September 30, 2015 and (ii) a Compliance Certificate pursuant to Section 7.02(b) for the fiscal quarter ending September 30, 2015, which failures would each constitute an Event of Default under Section 9.01(d) of the Credit Agreement following notice to the Borrower by the Agent or any Lender and the expiration of the applicable cure period (individually and collectively, the “Anticipated September 30, 2015 Financial Information Event of Default”).

3.5                               Forms 10-K and 10-Q Annual and Quarterly Reports.  The Borrower has notified the Agent that it has failed and anticipates failing, as the case may be, to timely furnish its Annual Report on Form 10-K for the period ended December 31, 2014 to the holders of the notes and trustee under the Indenture and its Quarterly Reports on Form 10-Q to the holders of the notes and trustee under the Indenture for the fiscal quarters ending September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015, which failures would constitute Events of Default under Section 9.01(e)(ii) of the Credit Agreement following appropriate notice to the Borrower and the expiration of the applicable cure period as provided in the Indenture (the “Potential Indenture Cross-Defaults”).

3.6                               Tax Filings.  The Borrower has notified the Agent that it has failed to timely file its 2014 Federal tax return that was due November 2, 2015, which failure would give rise to an Event of Default under Section 9.01(b) on any date that the Borrower makes the representations and warranties contemplated by Section 6.10 of the Credit Agreement, and which failure would constitute an Event of Default under Section 9.01(d) of the Credit Agreement, due to the Borrower’s failure to comply with Section 7.07 of the Credit Agreement, following notice to the Borrower by the Agent or any Lender and the expiration of the applicable cure period (the “Tax Filings Events of Default”).

4.                                      Waiver of Events of Default.

4.1                               Subject to the terms and conditions set forth herein, the Lenders waive the Potential Leverage Ratio Event of Default, the Potential October 1, 2015 Notice of Borrowing Event of Default, the Financial Information Event of Default, the Anticipated September 30, 2015 Financial Information Event of Default, the Potential Indenture Cross-Defaults and the Tax Filings Events of Default (collectively, the “Waived Events of Default”).

4.2                               It is acknowledged and agreed that:

(a)                                 The waiver set forth in Section 4.1 is a one-time waiver limited exclusively to the Waived Events of Default and shall not be construed to be a waiver of, or in any way obligate the Lenders to waive, any other Default or Event of Default that may have occurred or that may occur after the date hereof;

(b)                                 On or before December 18, 2015, the Borrower shall deliver the Financial Information and the September 30, 2015 Financial Information to the Agent for distribution to the Lenders, and any failure to deliver any of the Financial Information or the September 30, 2015 Financial Information on or prior to such date shall constitute a new and immediate Event of Default under the Credit Agreement without regard to any otherwise applicable notice, cure or grace period;

(c)                                  Any receipt by the Borrower of an Indenture Notice (as defined in the First Amendment and Waiver) that an “Event of Default” under section 6.01(v) of the Indenture has occurred as a result of the Borrower’s failure to timely deliver to holders of the notes and the trustee under the Indenture its Quarterly Reports on Form 10-Q for the quarter ended September 30, 2015 shall constitute a new and immediate Event of Default without regard to any otherwise applicable notice or cure or grace period; provided that receipt of such an Indenture Notice shall not constitute an Event of Default if it is withdrawn (and not reinstated) within 30 days after such receipt,

(d)                                 On or before March 31, 2016, the Borrower shall have filed its 2014 Federal tax return, and any failure to do so shall constitute a new and immediate Event of Default under the Credit Agreement without regard to any otherwise applicable notice, cure or grace period; and

(e)                                  Notwithstanding the waiver set forth herein, the assessment of any governmental levies or encumbrances upon the Borrower or its assets that arise as a result of the Borrower’s failure to timely file its 2014 Federal tax return that was due November 2, 2015 shall constitute a new and immediate Event of Default under the Credit Agreement without regard to any otherwise applicable notice, cure or grace period.

5.                                      Effect of Maximum Inventory Change Method Adjustments and Add-back of Professional Fees and Expenses.  The Borrower hereby represents and warrants that had the maximum amount of inventory valuation adjustments (and/or reductions in the calculated valuation of inventory) resulting from the Inventory Change in Method to be added to Consolidated Net Income in the calculation of Consolidated EBITDA as set forth in clause (i)(i) of the definition of Consolidated EBITDA contained in Section 1.01 of the Credit Agreement been set at “$27,200,000” rather than “$20 million”, then the Borrower would have maintained a Leverage Ratio for the fiscal quarter ended September 30, 2015 that was in compliance with Section 8.09 of the Credit Agreement.

6.                                      Additional Restrictions and Provisions Pending Certain Deliveries.  Notwithstanding anything in the Credit Agreement or the other Loan Documents to the contrary, until such time as (a) the Borrower shall have delivered to the Agent, for distribution to the Lenders, the Financial Information and the September 30, 2015 Financial Information, (b) the Financial Information shall demonstrate that the Loan Parties would have been in compliance with Sections 8.09 and 8.10 of the Credit Agreement for the fiscal quarters ended September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015 if the amendment to the definition of Consolidated EBITDA set forth in the First Amendment and Waiver had been effective as of the last day of such fiscal quarters (regardless of whether such amendment to such definition actually was effective at such time), (c) the September 30, 2015 Financial Information shall demonstrate the correctness of the representation set forth in Section 5 of this Agreement and (d) the Borrower shall have delivered to the Agent, for distribution to the Lenders, Projections (in form and with detail reasonably satisfactory to the Agent) prepared on a quarterly basis for each fiscal quarter remaining during the term of the Credit Agreement demonstrating that (assuming the Projections will be realized) the Borrower will be in compliance with Sections 8.09 and 8.10 of the Credit Agreement as of the end of each fiscal quarter remaining during the term of the Credit Agreement, the following restrictions and provisions in addition to those set forth in the Credit Agreement shall apply:

(a)                                 No Credit Extension shall be permitted without the written consent of the Required Lenders unless, after giving effect to such Credit Extension, the Total Revolving Usage would be less than or equal to $146,300,000;

(b)                                 The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien after June 19, 2015 in reliance on Section 8.01(m) of the Credit Agreement securing Indebtedness or other obligations of the Borrower and its Subsidiaries exceeding in the aggregate, at any time, $15,000,000;

(c)                                  The aggregate value of all assets disposed of by the Borrower and its Subsidiaries after June 19, 2015 pursuant to Section 8.02(j) of the Credit Agreement shall not exceed $5,000,000, except that assets may be disposed of pursuant to Section 8.02(j) in respect of the Dosteon and CARES businesses, whether pursuant to the plans to dispose of such businesses as described in the Borrower’s Current Report on Form 8-K filed with the SEC on November 7, 2014 or otherwise, without reducing the availability under the foregoing $5,000,000 basket;

(d)                                 The aggregate principal amount of Investments by the Borrower and its Subsidiaries after June 19, 2015 pursuant to Section 8.04(e)(iii) of the Credit Agreement shall not exceed $5,000,000;

(e)                                  No Acquisition shall be permitted after June 19, 2015 (other than any Acquisition to which only Loan Parties are parties);

(f)                                   The Borrower and its Subsidiaries shall not make any Investment after June 19, 2015 in reliance on Section 8.04(j) of the Credit Agreement;

(g)                                  The Borrower and its Subsidiaries shall not make any Investment after June 19, 2015 in reliance on Section 8.04(m) of the Credit Agreement;

(h)                                 The aggregate principal amount of Investments by the Borrower and its Subsidiaries after June 19, 2015 pursuant to Section 8.04(n) of the Credit Agreement shall not exceed $5,000,000;

(i)                                     The Borrower and its Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness after June 19, 2015 in reliance on Section 8.05(i) of the Credit Agreement;

(j)                                    The Borrower and its Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness after June 19, 2015 in reliance on Section 8.05(l) of the Credit Agreement;

(k)                                 Foreign Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness after June 19, 2015 in reliance on Section 8.05(o) of the Credit Agreement;

(l)                                     The Borrower and its Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness after June 19, 2015 in reliance on Section 8.05(p) of the Credit Agreement, exceeding in the aggregate, at any time, $15,000,000;

(m)                             The Borrower and its Subsidiaries shall not declare or make any Restricted Payment after June 19, 2015 in reliance on Section 8.08(a)(v) of the Credit Agreement;

(n)                                 The Borrower and its Subsidiaries shall not declare or make any Restricted Payment after June 19, 2015 in reliance on Section 8.08(a)(vi) of the Credit Agreement; and

(o)                                 The Borrower and its Subsidiaries shall not declare or make any Restricted Payment after June 19, 2015 in reliance on Section 8.08(b) of the Credit Agreement.

This Section 6 of this Amendment shall supersede and replace Section 6 of the First Amendment and Waiver and Section 5 of the Second Amendment and Waiver.

7.                                      Amendments to Credit Agreement.  The Credit Agreement is amended as follows:

(a)                                 The following new definition is added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Third Amendment and Waiver” means the Third Amendment and Waiver to this Agreement dated as of November 13, 2015.

(b)                                 The definition of “Projections” in Section 1.01 of the Credit Agreement is amended by replacing “7.01(d)” with “7.01(c)”.

(c)                                  Section 9.01(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

(c)                                  Specific Defaults.  The Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.03(a), 7.04 (with respect to the Borrower), 7.11, the First Amendment and Waiver, the Second Amendment and Waiver or the Third Amendment and Waiver; or

8.                                      Fiscal 2016 Projections.                Notwithstanding the generally applicable delivery deadline set forth in Section 7.01(c) of the Credit Agreement for fiscal year Projections, the Borrower shall deliver its Projections for fiscal year 2016 on or before December 11, 2015, which Projections shall be (i) broken out by fiscal quarter and shall otherwise be in form and with detail reasonably satisfactory to the Agent (ii) accompanied by a certificate of a Responsible Officer stating that such Projections are reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect.

9.                                      Agent Financial Advisor.  Notwithstanding the proviso set forth in the last sentence of Section 8 of the Second Amendment and Waiver, the Agent shall be entitled to prompt reimbursement from the Loan Parties for fees and expenses incurred by the Agent in connection with services performed or expenses incurred by the Agent Financial Advisor (as defined in Section 8 of the Second Amendment and Waiver) after October 30, 2015 to the extent that, in the absence of any Event of Default (after giving effect to this Amendment), such fees and expenses do not exceed $100,000 in aggregate.

10.                               Waiver Fee.  In consideration of the Lenders’ agreements set forth herein, the Borrower agrees to pay to the Agent, for the account of each Consenting Lender (defined below), a waiver fee (the “Third Amendment Waiver Fee”) in an amount equal to ten (10) basis points (0.10%) of the outstanding principal amount of the Term A Loan held by such Consenting Lender plus the amount of such Lender’s Revolving Commitments.  The Waiver Fee shall be fully-earned, payable and non-refundable as of the Third Amendment Effective Date (defined below).  As used herein, “Consenting Lender” means a Lender that executes and delivers to the Agent a signature page to this Amendment on or prior to 12:00 p.m. Central time on November 13, 2015 (or, as to any Lender, such later time or date as may be agreed by the Agent and the Borrower).

11.                               Effectiveness; Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Third Amendment Effective Date”) when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of the Agent and the Lenders:

(a)                                 The Agent shall have received counterparts of this Amendment duly executed by each of the Loan Parties and each of the Required Lenders;

(b)                                 The Agent shall have received the Third Amendment Waiver Fee;

(c)                                  The Loan Parties shall have paid all reasonable fees, costs and expenses of the Agent (including, without limitation, fees, costs and expenses of counsel) incurred in connection with this Amendment, to the extent invoiced to the Borrower at least one Business Day prior to the Third Amendment Effective Date; and

(d)                                 The Agent shall have received such other documents, instruments and certificates as the Agent or any Lender may reasonably request.

12.                               Incorporation of Amendment.  Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein.  This Amendment shall constitute a Loan Document.

13.                               Representations and Warranties.  The Loan Parties hereby represent and warrant to the Agent and the Lenders as follows as of the Third Amendment Effective Date:

(a)                                 Each Loan Party has the corporate or other legal entity power and authority to execute, deliver and perform its obligations under this Amendment.

(b)                                 The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other legal entity action.

(c)                                  This Amendment has been duly executed and delivered by such Loan Party.

(d)                                 This Amendment constitutes a legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equity principles relating to enforceability.

(e)                                  The execution, delivery and performance by each Loan Party of this Amendment does not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject or (iii) violate any Requirement of Law.

(f)                                   No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any court Governmental Authority or any other Person (except those that have been obtained and remain in effect and disclosure filings that are required to be made with the SEC) is necessary or required to be made or obtained by any Loan Party in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment.

(g)                                  After giving effect to this Amendment, (i) the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (ii) no Default has occurred and is continuing.

(h)                                 The Liens held by the Agent in the Collateral continue to be valid, binding and enforceable perfected Liens in accordance with the Collateral Documents that secure the Obligations subject only to the Permitted Liens.

If any representation and warranty set forth in this Section 13 is incorrect on and as of the date hereof then such incorrect representation and warranty shall constitute a new and immediate Event of Default without regard to any otherwise applicable notice, cure or grace period.

14.                               Release.  In consideration of the Agent’s and the Required Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges the Agent, the Lenders and each of the Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group.

15.                               No Third Party Beneficiaries.  This Amendment and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns.  No other Person shall have or be entitled to assert rights or benefits under this Amendment.

16.                               Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.  This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

17.                               Counterparts; Electronic Delivery.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be effective as an original.

18.                               No Actions, Claim.  As of the date hereof, each Loan Party hereby acknowledges and confirms that it has no actual knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any of the Lender Group arising from any action by such Persons or failure of such Persons to act under the Loan Documents on or prior to the date hereof.

19.                               Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York

20.                               Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.15 and 11.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

21.                               Further Assurances.  Each of the Loan Parties agrees to execute and deliver, or to cause to be executed and delivered, all such instruments that are consistent with the terms of this Amendment as may reasonably be requested by the Agent to effectuate the intent and purposes, and to carry out the terms, of this Amendment.

22.                               Miscellaneous.

(a)                                 Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(b)                                 Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(c)                                  Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Amendment shall govern and control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	HANGER, INC., a Delaware corporation

	By:	/s/ Paul A. Severt
	Name:	Paul A. Severt
	Title:	Vice President, Treasurer, and Assistant Secretary

GUARANTORS:	ACCELERATED CARE PLUS CORP., a Delaware corporation

ACCELERATED CARE PLUS LEASING, INC., a Delaware corporation

ADVANCED PROSTHETICS OF AMERICA, INC., a Florida corporation

CREATIVE ORTHOTICS & PROSTHETICS, INC., a New York corporation

DIBELLO’S DYNAMIC ORTHOTICS AND PROSTHETICS, INC.,

a Texas corporation

DOSTEON CO HOLDING, INC., a Colorado corporation

DOSTEON SOLUTIONS, LLC, a Maryland limited liability company

EAST COAST ORTHOTICS, INC., a Florida corporation

EUGENE TEUFEL & SON ORTHOTICS & PROSTHETICS, INC.,

a Pennsylvania corporation

FAITH PROSTHETIC-ORTHOTIC SERVICES, INC.,

a North Carolina corporation

GENESIS MEDICAL GROUP, LLC, an Oregon limited liability company

GREAT PLAINS ORTHOTICS & PROSTHETICS, INC., an Iowa corporation

HANGER PROSTHETICS & ORTHOTICS, INC., a Delaware corporation

HANGER PROSTHETICS & ORTHOTICS EAST, INC.,

a Delaware corporation

HANGER PROSTHETICS & ORTHOTICS WEST, INC.,

a California corporation

INNOVATIVE NEUROTRONICS, INC., a Delaware corporation

LIBERTY HEALTH SERVICES, LLC, a Delaware limited liability company

LINKIA, LLC, a Maryland limited liability company

MK PROSTHETIC & ORHTOTIC SERVICES, INC., a Texas corporation

NASCOTT, INC., a Delaware corporation

OPNET, INC., a Nevada corporation

ORPRO, INC., a California corporation

ORTHO-MEDICAL PRODUCTS, INC., a New York corporation

ORTHOTIC & PROSTHETIC TECHNOLOGIES, INC., a Texas corporation

RAINIER SURGICAL INCORPORATED, a Washington corporation

SCOPE ORTHOTICS & PROSTHETICS, INC., a California corporation

SOUTHERN PROSTHETIC SUPPLY, INC., a Georgia corporation

TEAM POST-OP, INC., a California corporation

THE BRACE SHOP PROSTHETIC ORTHOTIC CENTERS, INC.,

an Ohio corporation

	By:	/s/ Paul A. Severt
	Name:	Paul A. Severt
	Title:	Assistant Secretary of each of the foregoing Guarantors

Hanger, Inc.

Third Amendment and Waiver

AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Assistant Vice President

Hanger, Inc.

Third Amendment and Waiver

LENDERS:	ASSOCIATED BANK, NATIONAL ASSOCIATION

	By:	/s/ James A. Goody
	Name:	James A. Goody
	Title:	Vice President

Hanger, Inc.

Third Amendment and Waiver

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Suzanne B. Smith
	Name:	Suzanne B. Smith
	Title:	SVP

Hanger, Inc.

Third Amendment and Waiver

LENDERS:	BOKF, NA dba Bank of Texas

	By:	/s/ Chris O’Brien
	Name:	Chris O’Brien
	Title:	Vice President

Hanger, Inc.

Third Amendment and Waiver

LENDERS:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ Janet L. Wheeler
	Name:	Janet L. Wheeler
	Title:	Vice President

Hanger, Inc.

Third Amendment and Waiver

LENDERS:	COMPASS BANK

	By:	/s/ Kevin Wisel
	Name:	Kevin Wisel
	Title:	SVP

Hanger, Inc.

Third Amendment and Waiver

LENDERS:	FIFTH THIRD BANK

	By:	/s/ Thomas Avery
	Name:	Thomas Avery
	Title:	Relationship Manager

Hanger, Inc.

Third Amendment and Waiver

LENDERS:	REGIONS BANK

	By:	/s/ Mike Zingraf
	Name:	Mike Zingraf
	Title:	SVP

Hanger, Inc.

Third Amendment and Waiver

LENDERS:	SUMITOMO MITSUI BANKING CORPORATION

	By:	/s/ David W. Kee
	Name:	David W. Kee
	Title:	Managing Director

Hanger, Inc.

Third Amendment and Waiver

LENDERS:	SUNTRUST BANK

	By:	/s/ Jared Cohen
	Name:	Jared Cohen
	Title:	Vice President

Hanger, Inc.

Third Amendment and Waiver

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Managing Director

Hanger, Inc.

Third Amendment and Waiver